UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                January 17, 2003
                                (Date of Report)


                              Network Commerce Inc.
             (Exact Name of Registrant as Specified in its Charter)



          Washington                     0-26707                91-1628103
 (State or Other Jurisdiction     (Commission File No.)        (IRS Employer
       of Incorporation                                   Identification Number)



                             411 First Avenue South
                                   Suite 200 N
                                Seattle, WA 98104
             (Address of Principal Executive Offices, including zip)



                                 (206) 223-1996
              (Registrant's Telephone Number, including area code)

Item 5.           Other Events and Regulation FD Disclosure

         Network Commerce Inc., a Washington corporation ("Network Commerce"), has filed its monthly operating report for the month of December 2002 (the "Monthly Report") with the United States Bankruptcy Court for the Western District of Washington in Case No. 02-23396, a copy of which is attached hereto as Exhibit 99.1. The Monthly Report was filed pursuant to Rule 2015 under the United States Bankruptcy Code, in connection with Network Commerce's voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Copies of any bank statements originally filed with the Bankruptcy Court as part of the Monthly Report have been omitted from Exhibit 99.1.

         The Company cautions readers not to place undue reliance upon the information contained in the Monthly Report. The Monthly Report contains information that has not been audited or reviewed by independent accountants, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Monthly Report is complete. The Monthly Report also contains information for periods different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended, and such information may not be indicative of the Company's financial condition or operating results for future periods. The Company undertakes no obligation to update or revise the Monthly Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1  Monthly Financial Report of Network Commerce Inc. for
               December 2002



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated:  February 3, 2003

                                     NETWORK COMMERCE INC.



                                     By:      /s/ N. Scott Dickson
                                              ---------------------------------
                                              N. Scott Dickson
                                              Chief Executive Officer and
                                              Chief Financial Officer